Exhibit 24

POWER OF ATTORNEY
For Executing Forms 3, 4 and 5
The undersigned hereby constitutes and
appoints each of David Watza, Michelle Wright,
Thomas Vaughn and Sylvia Smith, acting singly,
as his true and lawful attorney in fact to:
(1)	execute for and on behalf of the
undersigned Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act
of 1934 and the rules thereunder; and
(2)	do and perform any and all acts for and on
behalf of the undersigned which may be
necessary or desirable to complete the execution
of any such Form 3, 4 or 5 and the timely
filing of such form with the United States
Securities and Exchange Commission and any
other person or authority.
The undersigned hereby grants to each such
attorney in fact full power and authority
to do and perform all and every act and thing
whatsoever requisite, necessary and proper to be
done in the exercise of any of the rights
and powers herein granted, with full power
of substitution or revocation, hereby ratifying
and confirming all that such attorney in fact,
or his/her substitute or substitutes, shall
lawfully do or cause to be done by virtue
of this power of attorney and the rights and
powers herein granted.  The undersigned acknowledges
that the above named attorneys in fact,
in serving in such capacity at the request
of the undersigned, are not assuming any of the
undersigned's responsibilities to comply
with Section 16 of the Securities
Exchange Act of 1934.
IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be
executed as of this 10th  day of  November, 2015.
Signature:   /s/ David Lawrence Watza
Printed Name:    David Lawrence Watza